Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-267718, 333-267719, 333-268562, 333-272571, 333-274550 and 333-275742) and Form S-8 (No. 333-261175) of Lilium N.V. of our report dated March 15, 2024, relating to the financial statements, which appears in this Form 20-F.

Munich, Germany

March 15, 2024

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Holger Graßnick	/s/ ppa. Sylvia Eichler
Wirtschaftsprüfer	Wirtschaftsprüferin
(German Public Auditor)	(German Public Auditor)